Exhibit 10.7

COLLATERAL AGENT AGREEMENT

dated as of June 18, 2009

by and among

Nexxus Lighting, Inc.

Jay Weil, as Collateral Agent

and

the Noteholders from time to time hereunder

COLLATERAL AGENT AGREEMENT

This COLLATERAL AGENT AGREEMENT, dated as of June 18, 2009 (this “Agreement”), is entered into by and among Nexxus Lighting, Inc., a Delaware corporation (the “Company”), Jay Weil, as collateral agent (the “Collateral Agent”) and the undersigned holders of the Company’s Secured Promissory Notes Due January 2011 (the “Transaction Notes” or the “Notes”) (each such holder individually, a “Noteholder” and all such holders together with permitted assignees thereof, collectively, the “Noteholders”).

WHEREAS:

A. Capitalized terms used, but not defined, in this Agreement have the meanings set forth in the Note and Warrant Purchase Agreement, dated as of June 18, 2009 between the Company and the original Noteholders (the “Securities Purchase Agreement”);

B. The Company wishes to sell the Transaction Notes to the Noteholders and the Noteholders wish to purchase such Transaction Notes from the Company on the terms and conditions set forth in the Securities Purchase Agreement and the other applicable Transaction Documents;

C. Each Transaction Note will be secured by a perfected security interest in the collateral described in the Security Agreement; and

D. Each of the Noteholders desires to appoint, and the Company desires to consent to the appointment of, the Collateral Agent to act in such capacity for the benefit of the Noteholders;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. APPOINTMENT

(a) Each Noteholder hereby (i) appoints Jay Weil as the Collateral Agent hereunder and (ii) authorizes the Collateral Agent in such capacity to take any and all such actions on its behalf with respect to the Collateral and the obligations of the Company as set out in the Transaction Documents.

(b) The Collateral Agent shall not have, by reason of this Agreement, or any Transaction Document, a fiduciary relationship in respect of any Noteholder.

(c) The Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the Transaction Documents or otherwise exist against the Collateral Agent.

(d) The duties of the Collateral Agent shall be mechanical and administrative in nature.

(e) As to (i) any matters not expressly provided for by this Agreement, and the Transaction Documents (including, without limitation, enforcement of any security interests) and (ii) any amendments, consents or waivers of any Transaction Document, the Collateral Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Noteholders. For purposes of this Agreement, the term “Required Noteholders” means at any time the holders of Notes having an aggregate outstanding principal amount of 35.1% or more of all Notes issued pursuant to the Securities Purchase Agreement which are then outstanding. The instructions given by Required Noteholders shall be binding upon all Noteholders.

(f) Nothing in this Agreement or any Transaction Document, express or implied, is intended to or shall be construed to impose upon the Collateral Agent any obligations in respect of this Agreement or any Transaction Document, except as expressly set forth herein or in the Transaction Notes and the Security Documents. Nothing in this Agreement or any Transaction Document, express or implied, is intended to or shall be construed to impose upon the Collateral Agent any obligations in respect of the Warrants or Additional Warrants.

2. COLLATERAL

(a) Each Noteholder hereby acknowledges and agrees that if the Collateral Agent possesses any Collateral (as such term is defined in the Security Agreement), the Collateral shall be held by the Collateral Agent for the benefit of the Noteholders for application to the Obligations in accordance with this Agreement and the Security Agreement and related security documents (collectively, the “Security Documents”).

(b) Any Collateral or proceeds thereof received by a Noteholder in connection with the exercise of any right or remedy (including set-off) by the Collateral Agent or any such Person relating to the Collateral, other than in accordance with the terms of this Agreement, shall be segregated and held in trust and forthwith paid over to the Collateral Agent for the benefit of all Noteholders in the same form as received.

(c) The Collateral Agent and the Company hereby agree that, at any time and from time to time, at his or its sole cost and expense, he or it shall promptly execute and deliver all further agreements, instruments, documents and certificates and take all further action that may be necessary in order to fully effect the purposes of this Agreement and to enable the Collateral Agent to exercise and enforce his rights and remedies under the Notes and Security Documents with respect to the Collateral or any part thereof.

3. REMEDIES, RELEASES

(a) The Collateral Agent, at the direction of the Required Noteholders, shall have the right to enforce rights, exercise remedies (including set-off) and make determinations regarding the release, disposition, or restrictions with respect to the

Collateral. In exercising rights and remedies with respect to the Collateral, the Collateral Agent, at the direction of the Required Noteholders, may enforce the provisions of the Notes and Security Documents and exercise remedies thereunder, all in such order and in such manner as it may determine in the exercise of his sole discretion. Such exercise and enforcement shall include the rights of the Collateral Agent to sell or otherwise dispose of Collateral upon foreclosure, to incur reasonable expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the Notes and Security Documents, bankruptcy or similar laws providing for the relief of debtors or affecting the rights of creditors generally, and the laws relating to the perfection or priority of a secured interest of any applicable jurisdiction; provided, that unless and until the Collateral Agent shall have received such direction, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, in order to preserve or protect liens on and the value of the Collateral, with respect to any Event of Default (as defined in the Security Agreement) as it shall deem advisable in the best interests of the Noteholders.

(b) If (i) in connection with the exercise of any of the Noteholders’ remedies under this Agreement (subject to Section 3(a) hereof), the Collateral Agent disposes of any part of the Collateral or (ii) in connection with any conveyance, sale, lease, transfer or other disposition permitted under the Notes and Security Documents (such action, a “Permitted Disposition”), any part of the Collateral is conveyed, sold, leased, transferred or otherwise disposed of, then in either such case (i) or (ii), the liens, if any, of the Collateral Agent for the benefit of any of the Noteholders on such Collateral shall be automatically, unconditionally and simultaneously released. The Collateral Agent (on behalf of the Noteholders) shall promptly execute and deliver such termination statements, releases and other documents reasonably required or requested to effectively confirm such release. The Noteholders hereby (x) authorize and direct the Collateral Agent to execute such documents and take such other actions as are necessary to carry out the foregoing and (y) expressly agree that no additional consent from Noteholders is required in connection with any Permitted Disposition, so long as the Company certifies in an officer’s certificate that such action is permitted under the Notes and Security Documents.

4. CERTAIN ACTIONS

(a) Notices from the Noteholders to the Collateral Agent. Each of the Noteholders hereby agrees to give the Collateral Agent and each other Noteholder prompt written notice of the occurrence of (i) any Event of Default under such Person’s Transaction Note or any Security Documents of which such Person has written notice and (ii) acceleration of the maturity of the Company’s obligations under such Person’s Transaction Note or the Security Documents wherein such obligations have been declared to be or have automatically become due and payable earlier than the scheduled maturity thereof or termination date thereunder (or similar remedial actions including demands for cash) have been taken and setting forth the aggregate amount of obligations that have been so accelerated, in each case as soon as practicable after the occurrence thereof (and, in any event, within five (5) Business Days after the occurrence thereof); provided, however, that the failure to provide such notice shall not limit or impair the rights of the Noteholders or the obligations of the Company hereunder or under the Transaction Notes or any Security Documents.

(b) Notices from the Collateral Agent to the Noteholders. The Collateral Agent hereby agrees to give each Noteholder written notice of an Event of Default promptly following his receipt of written notice thereof. The Collateral Agent shall not be deemed to have actual knowledge or notice of the occurrence of any Event of Default under any Note or Security Document unless the Collateral Agent has received written notice from an authorized officer of a Noteholder or the Company referring to this Agreement and the applicable Note or Security Document describing such Event of Default and stating that such notice is a “Notice of Event of Default.”

(c) Location of Collateral. The Company hereby agrees not to effect any change (i) in the Company’s legal name, (ii) in the location of its chief executive office, (iii) in the Federal Taxpayer Identification Number or organizational identification number, if any, of any of the Company or (iv) in the Company’s jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), without giving the Collateral Agent not less than thirty (30) days’ prior written notice, or such lesser notice period agreed to by the Collateral Agent, of its intention so to do, clearly describing such change and providing such other information in connection therewith as the Collateral Agent may reasonably request. The Company further agrees to provide the Collateral Agent with certified organizational documents reflecting any of the changes described in this clause (c) promptly following such change; and to provide the Collateral Agent with notice of any change in the location of any office in which the Company maintains books or records relating to Collateral owned by it or any office or facility at which Collateral is located (including the establishment of any such new office or facility).

(d) Delegation of Duties. The Collateral Agent may execute any of his duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of one counsel of his choice concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact selected by it with reasonable care.

5. COORDINATION OF ACTION

(a) It is the objective of the Noteholders to coordinate their approach to the taking of all action under the Notes and Security Documents. In furtherance of such objective, any Noteholder proposing to give any waiver or consent under, or approve any amendment, modification or supplement to, any Note or Security Document (or authorize or direct any other person to do so), to accelerate the obligations owed to it or to take, authorize or direct any enforcement action with respect thereto shall comply with the terms of this Section 5 before taking any such action.

(b) Unless otherwise expressly provided herein, neither the Collateral Agent shall take and no other Noteholder shall authorize or direct any of such persons to take, any action under any Security Document which requires direction, authorization or consent of the Noteholders (including the exercise of remedies hereunder or thereunder) unless the direction, authorization, or consent of the Required Noteholders is given with respect to such direction, authorization or consent. No Noteholder shall have any right, to take any action with respect to the Collateral independently of the Collateral Agent (other than to direct the Collateral Agent to take action in compliance with this Agreement).

6. EXCULPATORY PROVISIONS

(a) Neither the Collateral Agent nor any of his employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from his or such person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any Noteholder for any recitals, statements, representations or warranties made by the Company or any officer thereof, contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or for any failure of the Company or any other party thereto to perform its obligations hereunder or thereunder. The Collateral Agent shall not be under any obligation to any Noteholder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Company or any other person.

(b) The Collateral Agent shall have no obligation to expend or risk his own funds or otherwise incur any financial liability in the performance of any of his duties hereunder.

(c) Beyond the exercise of reasonable care in the custody thereof and as otherwise specifically set forth herein or in the Security Documents, the Collateral Agent shall have no duty as to any of the Collateral in his possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent shall not be responsible for filing any financing statements or continuation statements or recording any documents or instruments with any governmental authority at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Collateral Agent shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

(d) The Collateral Agent shall not be responsible (i) for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the liens on any of the Collateral, whether impaired by operation of law or by reason of any of any action or omission to act on his part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Collateral Agent, (ii) for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, (iii) for the validity of the title of the Company to the Collateral, (iv) for insuring the Collateral or (v) for the payment of taxes, charges, assessments or liens upon the Collateral or (vi) otherwise as to the maintenance of the Collateral.

7. A. RELIANCE BY COLLATERAL AGENT

(a) The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by him to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement unless he shall first receive such legal advice or the concurrence by the consent of the Required Noteholders as he deems appropriate or he shall first be indemnified or receive security to his satisfaction by the Noteholders against any and all liability and expense that may be incurred by him by reason of taking or continuing to take any such action. The rights, privileges, protections and benefits given to the Collateral Agent including his rights to be indemnified, are extended to, and shall be enforceable by the Collateral Agent and to each agent, custodian and other persons employed by the Collateral Agent in accordance herewith to act hereunder.

(b) If the Company seeks the consent or approval of the Required Noteholders to the taking or refraining from taking any action hereunder, the Company shall send notice thereof to each Noteholder. Any such consents shall be solicited and tabulated by the Company, or a solicitation and/or tabulation agent engaged by the Company, and the Company shall provide the Collateral Agent with copies of any such written consent(s). The Collateral Agent will be entitled to, and is hereby instructed to, rely upon the tabulation so provided, subject to the Collateral Agent’s right to receive all such consents and to satisfy himself as to the authenticity thereof and the Collateral Agent’s right (but not his obligation) to receive information regarding any other matters that the Collateral Agent, in his sole discretion deems necessary or advisable with respect to the relevant action.

(c) The Collateral Agent shall notify each Noteholder and the Company promptly any time that the Required Noteholders have instructed the Collateral Agent to act or refrain from acting pursuant hereto. The Company or the Collateral Agent may at any time request instructions from the Noteholders in respect of any actions or approvals which by the terms of this Agreement, the Notes or any Security Documents the Collateral Agent is permitted or required to take or to grant, and if such instructions are promptly requested, the Collateral Agent shall be absolutely entitled to refrain from taking any such action or to withhold any such approval until he shall have received such instructions from the Required Noteholders. Without limiting the foregoing, no Noteholder shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting under this Agreement, the Notes or any Security Documents in accordance with the instructions of the Required Noteholders unless consent of a greater number of Noteholders is required by the terms of the Transaction Notes.

B. RELIANCE BY COMPANY

Until the Company has received notice of the termination of this Agreement or the appointment of a successor Collateral Agent pursuant to the terms contained herein, the Company may act in reliance upon the authority granted to the Collateral Agent in this Agreement. The Company may, but need not, require the Collateral Agent to execute an affidavit stating that there has been no revocation or suspension of its authority at any time and from time to time.

8. NON-RELIANCE ON COLLATERAL AGENT

Each of the Noteholders expressly acknowledges that neither the Collateral Agent nor any of his employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Collateral Agent hereinafter taken, including any review of the affairs of the Company or any of its affiliates, shall be deemed to constitute any representation or warranty by the Collateral Agent to any such person. Each of the Noteholders represents to the Collateral Agent that it has, independently and without reliance upon the Collateral Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of an investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and its affiliates, and made its own decision to extend credit to the Company and to enter into the Transaction Documents to which it is a party. Each of the Noteholders also represents that it will, independently and without reliance upon the Collateral Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analyses, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as its deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company and its affiliates. Except for notices, reports and other documents expressly required to be furnished to the Noteholders by the Collateral Agent hereunder, the Collateral Agent shall not have any duty or responsibility to provide any Noteholder with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Company or its affiliates that may come into the possession of the Collateral Agent or any of his employees, agents, attorneys-in-fact or affiliates.

9. SUCCESSOR COLLATERAL AGENT

The Collateral Agent may resign from the performance of all its functions and duties hereunder at any time by giving at least fifteen (15) Business Days’ prior written notice to the Company and each holder of the Transaction Notes. Such resignation shall take effect upon the acceptance by a successor Collateral Agent of appointment as provided below. Upon any such notice of resignation, the Required Noteholders shall appoint a successor Collateral Agent. Upon the acceptance of the appointment as Collateral Agent, such successor Collateral Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement. After any Collateral Agent’s resignation hereunder, the provisions of this Section 9 shall inure to his benefit. If a successor Collateral Agent shall not have been so appointed within said fifteen (15) Business Day period, the retiring Collateral Agent shall then appoint a successor Collateral Agent who shall serve until such time, if any, as the Required Noteholders appoint a successor Collateral Agent as provided above.

10. SECURITY DOCUMENTS

Each Noteholder hereby irrevocably appoints and authorizes the Collateral Agent to execute and deliver the Security Documents (on substantially the terms set forth in the forms of such documents attached as exhibits to the Securities Purchase Agreement) for and on behalf of such Noteholder and to perform all of the obligations and duties of the Collateral Agent provided for therein, and each Noteholder shall be bound by the terms thereof as if such Noteholder were an original signatory thereto.

11. INDEMNIFICATION

(a) Neither the Collateral Agent nor any of his employees, agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “CA Indemnitees”) shall have any liability to the Company or any Noteholder for any action taken or omitted to be taken by it in connection herewith except to the extent caused by its own gross negligence or willful misconduct.

(b) The Noteholders, ratably according to the respective principal amounts of Transaction Notes then held by each such Noteholder, shall defend, protect, indemnify and hold harmless the CA Indemnitees (to the extent not reimbursed by the Company) to the fullest extent lawful, from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities, damages and expenses (including reasonable attorneys’ fees and disbursements), amounts paid out in settlement and other costs (irrespective of whether any such CA Indemnitee is a party to the action for which indemnification hereunder is sought) (the “Indemnified Liabilities”) incurred by any CA Indemnitee as a result of, or arising out of, or relating to any cause of action, suit or claim brought or made against such CA Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of this Agreement, any Note or Security Document, or any other certificate, instrument or document contemplated hereby or thereby, or (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Transaction Notes. To the extent that the foregoing undertaking may be unenforceable for any reason, the Noteholders, ratably according to the respective principal amounts of Transaction Notes then held by each such Noteholder, shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law; provided, that the Noteholders shall not be obligated to indemnify the Collateral Agent for any Indemnified Liabilities caused by the gross negligence or willful misconduct of the Collateral Agent.

(c) Promptly after receipt by a CA Indemnitee under this Section 11 of notice of the commencement of any action, investigation or proceeding (including any governmental action, investigation or proceeding) involving an Indemnified Liability, such CA Indemnitee shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 11, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the CA Indemnitee, as the case may be; provided, however, that a CA Indemnitee shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such CA Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the CA Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such CA Indemnitee and any other party represented by such counsel in such proceeding. In the case of a CA Indemnitee, legal counsel referred to in the immediately preceding sentence shall be selected by Required Noteholders, to which the claim relates. The CA Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the CA Indemnitee which relates to such action or claim. The indemnifying party shall keep the CA Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations in respect thereof. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent. No indemnifying party shall, without the prior written consent of the CA Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such CA Indemnitee of a release from all liability in respect to such claim or litigation, and such settlement shall not include any admission as to fault on the part of the CA Indemnitee. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the CA Indemnitee in respect of all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the CA Indemnitee under this Section 11, except to the extent that the indemnifying party is materially prejudiced in its ability to defend such action.

(d) The indemnification required by this Section 11 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred. All amounts due under this Section 11 shall be payable not later than ten (10) days after written demand therefor.

(e) The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the CA Indemnitee against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

(f) To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 11 may be unenforceable in whole or in part because they are violative of any Law or public policy, each Noteholder shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred pursuant to Section 11 by any CA Indemnitee.

(g) This Section 11 shall survive termination of this Collateral Agent Agreement.

12. COMPENSATION AND EXPENSES

The Company agrees to pay to the Collateral Agent (a) the Collateral Agent’s fees as set forth on Appendix A hereto, and (b) subject to Appendix A hereto, the amount of any and all of the Collateral Agent’s reasonable and reasonably documented out-of-pocket expenses, including the reasonable and documented fees and expenses of one U.S. counsel (and one local counsel) and of any accountants, experts or agents, which the Collateral Agent may incur in connection with (i) the administration of this Collateral Agent Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement (whether through negotiations, legal proceedings or otherwise) of any of the rights of the Collateral Agent under this Collateral Agent Agreement.

13. OBLIGATIONS UNCONDITIONAL

All rights, interests, agreements and obligations of the Collateral Agent hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Note or Security Document;

(b) except as otherwise expressly set forth in this Collateral Agent Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Transaction Document;

(c) except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Obligations or any guaranty thereof;

(d) the commencement of any insolvency proceeding in respect of the Company or any of its subsidiaries; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of the Company in respect of the Collateral Agent.

14. MISCELLANEOUS

(a) Effectiveness; Continuing Nature of this Agreement. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall remain in full force and effect until all of the secured obligations of the Company under the Notes and Security Documents have been paid in full in cash.

(b) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(c) Entire Agreement. This Agreement (including exhibits, schedules and annexes hereto) constitutes the entire agreement and supersedes all other prior oral or written agreements between the Collateral Agent, the Noteholders, the Company, their affiliates and persons acting on their behalf in respect of the matters discussed herein, and this Agreement, the Transaction Documents and the instruments referenced herein contain the entire understanding of the parties in respect of the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company, the Collateral Agent nor any Noteholder makes any representation, warranty, covenant or undertaking in respect of such matters.

(d) Amendments; Waivers. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Required Noteholders, and any amendment to this Collateral Agent Agreement made in conformity with the provision of this Section 14(d) shall be binding on all Noteholders. Except as set forth in the preceding sentences, no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

(e) Information Concerning Financial Condition. Each Noteholder shall be responsible for keeping itself informed of (i) the financial condition of the Company and its Affiliates and all endorsers and/or guarantors of the obligations and (ii) all other circumstances bearing upon the risk of nonpayment of the obligations.

(f) Governing Law; Jurisdiction; Jury Trial. This Collateral Agent Agreement shall be governed by and construed in accordance with the Laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the state and federal courts located in the State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by Law. The Company hereby appoints Jay Weil, 600 Madison Avenue 14th Floor, New York, New York 10022, as its agent for service of process in New York. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(g) Remedies. Each Noteholder shall have all rights and remedies set forth in this Agreement, the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such Noteholders have under any law. Any person having any rights under any provision of this Agreement or the Transaction Documents shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement or the Transaction Documents and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement or the Transaction Documents any remedy at law may prove to be inadequate relief to the Noteholder. The Company therefore agrees that the Noteholders shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(h) Enforcement. No right of the Collateral Agent or any Noteholder to enforce any provision of this Agreement shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company, or by any noncompliance by any person with the terms, provisions and covenants of this Agreement.

(i) Notices. All notices to any Noteholder permitted or required under this Agreement shall also be sent to all other Noteholders. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed given and effective on the earliest of (a) the date of transmission if such notice or communication is delivered by fax prior to 5:30 p.m. (Eastern Time) on a Business Day, (b) the next Business Day after the date of transmission if such notice or communication is delivered via fax on a day that is not a Business Day or later than 5:30 p.m. (Eastern Time) on a Business Day, (c) the 2nd business day after the date of mailing if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be as set forth in the Securities Purchase Agreement and in the case of the Collateral Agent, to the Collateral Agent at 600 Madison Avenue, 14th Floor, New York, New York 10022, or to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby. Without limiting the foregoing, upon the reasonable request of the Required Noteholders or the Collateral Agent, the Company will, at its own expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter, as applicable, register, file or record, or cause to be registered, filed or recorded, with the appropriate governmental authority, any document or instrument supplemental to or confirmatory of the Security Documents that is reasonably necessary or desirable for the continued validity, perfection and priority of the liens on the Collateral covered thereby and all such documents will be considered Security Documents.

(k) Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

(l) Authorization. By its signature, each person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

(m) Successors and Assigns; No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is intended for the benefit of each of the parties hereto and its respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except to the extent set forth in the preceding sentence.

(n) Force Majeure. In no event shall the Collateral Agent be responsible or liable for any failure or delay in the performance of his obligations hereunder arising out of or caused by, directly or indirectly, forces beyond his control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of god, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(o) Consequential Damages. Anything in this Agreement to the contrary notwithstanding, in no event shall the Collateral Agent be liable under or in connection with this Agreement for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including lost profits, whether or not foreseeable, even if the Collateral Agent has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

(p) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided, that a facsimile or other electronic signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(s) Termination. Upon the satisfaction of all of the Obligations and the return to the Company by the Collateral Agent of any Collateral directly or indirectly in his possession or control all of the obligations of the Collateral Agent under this Agreement shall terminate. The Collateral Agent may request that the Company and/or the Noteholders provide to the Collateral Agent reasonable documentation evidencing the satisfaction of all of the Obligations and until such evidence is provided the Collateral Agent shall be under no obligation to return any Collateral to the Company or any other person.

[Signature pages follow.]

IN WITNESS WHEREOF, the undersigned have caused their respective signature page to this Collateral Agent Agreement to be duly executed as of the date first written above.

NEXXUS LIGHTING, INC

By:	/s/ Gary Langford
Name:	Gary Langford
Title:	Chief Financial Officer

Collateral Agent

/s/ Jay Weil
Jay Weil

NOTEHOLDER SIGNATURE PAGE TO COLLATERAL AGENT AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Collateral Agent Agreement on this              day of June, 2009.

Name of Purchaser:

Signature of Purchaser